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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported) December 23, 1996


                            PetroCorp Incorporated
            (Exact name of registrant as specified in its charter)


           Texas                           0-22650                76-0380430
(State or other jurisdiction of   (Commission File Number)      (IRS Employer
 incorporation or organization)                              Identification No.)

                         16800 Greenspoint Park Drive
                            Suite 300, North Atrium
                           Houston, Texas 77060-2391
              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code (713) 875-2500

                                Not applicable
         (Former name or former address, if changed since last report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     PetroCorp Incorporated (the "Company") has announced the acquisition of Millarville Oil & Gas, Ltd., a privately-held Alberta corporation that owns and operates oil and gas properties in the province of Alberta, Canada. The transaction was completed on December 23, 1996 and a press release containing further details was issued on January 7, 1997 and is attached to this filing as an exhibit.

     Of the $11.7 million ($U.S.) cash acquisition price, approximately $8.0 million ($U.S.) was funded from the working capital of the Company, and a Canadian subsidiary of the Company borrowed approximately $3.7 million ($US) under a long-term borrowing arrangement with Royal Bank of Canada.



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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

     The financial statements are not included in this initial report. Such statements will be filed by amendment not later than 60 days after the date that this initial report must be filed.

(B) PRO FORMA FINANCIAL INFORMATION.

     The pro forma financial information is not included in this initial report. Such information will be filed by amendment not later than 60 days after the date that this initial report must be filed.

(C) EXHIBITS.

  Exhibit No.                                 Exhibits
  -----------                                 --------

       2 Share Purchase Agreement dated December 13, 1996 between 702056 Alberta Ltd. and Shareholders of Millarville Oil & Gas Ltd.

      99        Press release dated January 7, 1997.


                                  SIGNATURES

     Pursuant to the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 1997                     PETROCORP INCORPORATED
                                          (Registrant)


                                          /s/ CRAIG K. TOWNSEND
                                          -------------------------------
                                          (Signature)
                                          Craig K. Townsend
                                          Vice President-Finance, Secretary
                                           and Treasurer


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                                 EXHIBIT INDEX

  Exhibit No.                                 Exhibits
  -----------                                 --------

       2 Share Purchase Agreement dated December 13, 1996 between 702056 Alberta Ltd. and Shareholders of Millarville Oil & Gas Ltd.

      99        Press release dated January 7, 1997.





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